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                                                                      Exhibit 5

                      [Duane Morris LLP Letterhead Omitted]

December 30, 2002


The Board of Directors of
Donlar Biosyntrex Corporation
6502 South Archer Road
Bedford Park, Illinois 60501

Gentlemen:

           We have acted as counsel to Donlar Biosyntrex Corporation, a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") of 2,000,000 shares (the "Shares") of Common Stock, $.0001 par value, of the Company, which may be issued under a consulting agreement (the "Consulting Agreement").

           As counsel to the Company, we have supervised certain corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and Bylaws, as amended to date, the Consulting Agreement, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

           Based upon the foregoing, it is our opinion that each of the Shares is duly authorized and, when issued in accordance with the terms and conditions of the Consulting Agreement, will be legally and validly issued, fully paid and nonassessable.

           We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,

                                                     /s/ Stephen J. Greenberg
                                                     ---------------------------
                                                     Stephen J. Greenberg